EXHIBIT 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER OF TUESDAY MORNING CORPORATION PURSUANT TO

18 U.S.C. §1350

I, Jennifer N. Robinson, the Chief Financial Officer of Tuesday Morning Corporation, hereby certify that to the best of my knowledge and belief:

1.
The quarterly report on Form 10-Q of Tuesday Morning Corporation for the period ended December 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: February 3, 2022	By:	/s/ Jennifer N. Robinson
Jennifer N. Robinson
Executive Vice President and Chief Financial Officer